EXHIBIT 23.1


                        CONSENT AND REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS






We hereby consent to the use in this Registration Statement of our report dated December 4, 2006, relating to the financial statements of ChinaGrowth North Acquisition Corporation, and to the reference to our firm under the caption "Experts" in the Prospectus.






/s/ Berenson LLP
New York, NY
December 21, 2006